Ex. 99-B.8.8
Amendment to Portfolio Partners, Inc.

Shareholder Servicing Agreement

Adviser Class Shares

This Amendment is dated as of the 5th day of March, 2002 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002) (the "Fund") and Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001 (the "Agreement");

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:
    By replacing the existing Schedule A with the Schedule A attached hereto.
    All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Portfolio Partners, Inc.

By: /s/ Laurie M. Tillinghast

Name: Laurie M. Tillinghast

Title: President

Aetna Life Insurance and Annuity Company

By: /s/ Laurie M. Tillinghast

Name: Laurie M. Tillinghast

Title: Vice President

SCHEDULE A

Adviser Class shares of the following Portfolio Partners, Inc. portfolios: Annual Rate

Alger Growth Portfolio
Alger Aggressive Growth Portfolio
American Century Small Cap Value Portfolio
Baron Small Cap Growth Portfolio
Brinson Tactical Asset Allocation Portfolio
DSI Enhanced Index Portfolio
Goldman Sachs® Capital Growth Portfolio
JPMorgan Mid Cap Value Portfolio
MFS Capital Opportunities Portfolio
MFS Emerging Equities Portfolio
MFS Global Growth Portfolio
MFS Research Portfolio
OpCap Balanced Value Portfolio
PIMCO Total Return Portfolio
Salomon Brothers Investors Value Portfolio
Salomon Brothers Capital Portfolio
Scudder International Growth Portfolio
T. Rowe Price Growth Equity Portfolio
Van Kampen Comstock Portfolio